090301

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number
Barbara K. Cegavske	20150170829-35
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 04/15/2015 11:45 AM
	Entity Number C23576-2000

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

JANEL WORLD TRADE, LTD.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Common $0.001 225,000,000 shares
Preferred $0.001 5,000,000 shares

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Common $0.001 4,500,000 shares
Preferred $0.001 100,000 shares

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Ratio of fifty (50) Old Shares of Common or Preferred Stock for one (1) New Share of Common or Preferred Stock, as the case may be.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares will be issued.

7. Effective date and time of filing: (optional) Date: April 21, 2015 Time: 6:00am
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X /s/ Philip J. Dubato
Signature of Officer

Treasurer and Secretary
Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.